Len Cereghino & Co.                           CLIENT:   SIX RIVERS NATIONAL BANK
CORPORATE INVESTOR RELATIONS                  CONTACT:  Michael Martinez, CEO
2605 Western Avenue, Seattle, WA  98121                 (707) 443-8400
(206) 448-1996
NEWS RELEASE

================================================================================

           SIX RIVERS NATIONAL BANK EARNINGS TOP $1.2 MILLION IN 1999

Eureka, CA - February 4, 2000 - Six Rivers National Bank (Nasdaq: SIXR) today reported that improvements in asset quality led to continued profits in the fourth quarter. During the year ended December 31, 1999, tightened underwriting standards and effective lending procedures resulted in improved credit quality.

Net income was $277,000, or $0.19 per diluted share, in the fourth quarter and $1.2 million, or $0.82 per diluted share for the full year. These results include pretax costs related to the pending agreement with North Valley Bancorp of $110,000 for the fourth quarter ($.04 per share after tax), and $176,000 for the year ($.07 per share after tax). Six Rivers posted a net loss of $695,000, or $(.46) per diluted share in the fourth quarter of 1998, and a loss of $1.1 million, or $(.77) per share for 1998.

In October, Six Rivers announced the signing of a definitive merger agreement with Redding-based North Valley Bancorp (Nasdaq: NOVB). The combined institution will have 20 branch offices and over $500 million in total assets. The transaction is expected to close in the second quarter of 2000, following shareholder and regulatory approval.

Six Rivers continued to strengthen and improve its balance sheet throughout the year. At December 31, 1999, non-performing assets totaled $3.0 million, or 1.44% of total assets, compared to $3.5 million, or 1.72% of assets a year ago. Non-performing loans were $2.4 million at year-end 1999, compared to $3.1 million last year.

"We were focused internally during 1999. We had to rebuild our lending team and improve lending policy and controls. These efforts have resulted in the reduction of problem assets and a disciplined credit culture. Perhaps more importantly, we have eliminated many external distractions and will be able to once again focus on prudent growth and efficiency of our operation," stated Michael Martinez, CEO. "The balance sheet numbers reflect that we were in a clean up mode during the year. We achieved our primary goals for the year which were to strengthen our asset base, improve our lending operation and return this organization to profitability. One of the keys to profitability was to reduce our provision for loan losses. We were able to get that done as well, and that has transferred directly to the bottom line."

"Our internal procedures were vigorously evaluated by external auditors and regulators. This process gives us confidence in our portfolio's improved condition," stated Shelton Francis, Chief Lending Officer. Loans on nonaccrual status improved 38% to $1.8 million from $2.9 million a year ago. "We also had loan recoveries of $179,000 this year, which accounted for 81% of our provision for loan losses in the year, bolstering reserves and increasing profits." Loans totaling $855,000 were charged off during 1999, with $718,000 of that total charged off in the fourth quarter. "The charge offs in the fourth quarter were comprised primarily of two loans, both of which are in workout and some recovery is expected."

Net interest income before the provision for loan losses was $2.4 million in the fourth quarter of 1999, compared to $2.3 million a year ago, and totaled $8.8 million for each of the twelve month periods. Net interest income after the provision for loan losses improved 169% for the quarter to $2.4 million, compared to $899,000 in the quarter last year. For the full year, net interest income after provision increased 74% to $8.6 million, compared to $4.9 million in 1998.

Noninterest income was $358,000 in the fourth quarter of 1999, compared to $408,000 a year ago. For each of the years noninterest income totaled $1.6 million. Operating (non-interest) expenses decreased slightly for both the quarter and the year, reflecting the bank's decreased professional fees associated with problem assets. In the fourth quarter of 1999, non-interest expense was $2.3 million, compared to $2.5 million in the quarter last year. For 1999, operating expenses improved to $8.2 million, from $8.4 million in 1998.

                                     (more)

SIXR -1999 Profits
February 4, 2000
Page Two

The efficiency ratio improved dramatically in the quarter to 83.4%, compared to 91.1% a year ago. For the year, the efficiency ratio improved by 250 basis points to 78.1%. The return on average equity (ROE) was 5.9% for the quarter and 6.5% for the year, and the return on average assets (ROA) was 0.53% for the quarter and 0.59% for the year. Both ROE and ROA were negative in the fourth quarter and the year in 1998 after Six Rivers posted losses in both periods.

At December 31, 1999, net loans were $110.4 million, up from $104.2 million a year ago. The bank's total assets were $208.2 million at year-end, compared to $203.2 million at December 31, 1998. Deposits declined slightly and the bank significantly increased its borrowings from other institutions to fund the loan and investment growth. Deposits were $177.4 million at the end of December, compared to $182.9 million a year ago.

Including the bank's $220,000 provision for loan losses the total reserve now stands at $2.3 million. The loan loss allowance represents 2.09% of total gross loans, and 78% of non-performing assets. At year-end 1998, the loan loss allowance represented 3.12% of total loans, and 89% of non-performing assets. "We have completely changed the lending culture at Six Rivers over the last year and believe that we are adequately reserved," Martinez said.

Shareholders' equity was $18.6 million and tangible book value was $9.49 per share at year-end, compared to $18.5 million and $9.32 per share a year ago. SIXR stock closed trading yesterday, February 3, 2000, at $12.50.

Since its formation in 1989, Six Rivers has concentrated on providing a high level of personal service and provides traditional deposit products to local customers and offers primarily commercial, consumer, and real estate loans. After making significant changes to upper management and the lending culture, Six Rivers has returned to profitability with a strengthened balance sheet. Headquartered in Eureka, California, Six Rivers is a full-service commercial bank with eight branch offices in Northern California.

NOTE: EXCEPT FOR THE HISTORICAL INFORMATION IN THIS NEWS RELEASE, MATTERS DESCRIBED HEREIN ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH RISKS AND UNCERTAINTIES INCLUDE THE PENDING MERGER WITH NORTH VALLEY BANCORP, THE ECONOMIC ENVIRONMENT IN NORTHERN CALIFORNIA AND GLOBALLY, COMPETITIVE PRODUCTS AND PRICING, THE ABILITY TO CONTROL COSTS, GENERAL INTEREST RATE CHANGES, CREDIT RISK MANAGEMENT, AND OTHER RISKS AND UNCERTAINTIES DISCUSSED FROM IN SIX RIVER'S OCC SECURITIES FILINGS. SIX RIVERS NATIONAL BANK DISCLAIMS ANY OBLIGATION TO PUBLICLY ANNOUNCE FUTURE EVENTS OR DEVELOPMENTS THAT AFFECT THE FORWARD-LOOKING STATEMENTS HEREIN.

FINANCIAL HIGHLIGHTS
(Unaudited) ($ in millions, except per share)

                                     (more)

                                                      For the Period Ended
                               Percentage      --------------------------------
                                 Change        12/31/1999            12/31/1998
                               ----------      ----------            ----------
BALANCE SHEET
Total Assets                         2%        $  208,260            $  203,236
Loans Receivable, Net                6%           110,426               104,151
Investments                          6%            64,965                61,277
Intangible Assets                   -6%             4,588                 4,891
Deposits                            -3%           177,436               182,932
Borrowings                        1460%            10,565                   677
Shareholders Equity                  0%            18,592                18,520
Stated Book Value Per Share         -1%        $    12.60            $    12.67
Tangible Book Value Per Share        2%        $     9.49            $     9.32
Tangible Equity/Assets               0%              6.72%                 6.71%

Quarterly:
Average Assets                       2%           205,194               201,323
Average Total Equity                -4%            18,733                19,567
Average Earning Assets               3%           187,494               182,132
Shares Outstanding                   1%         1,476,128             1,461,642

                                    (more)

SIXR -1999 Profits
February 4, 2000
Page Three

                                                               3 MONTHS      3 MONTHS       12 MONTHS      12 MONTHS
INCOME STATEMENT  (UNAUDITED)                                   ENDED          ENDED          ENDED           ENDED
                                                              12/31/1999     12/31/1998     12/31/1999     12/31/1998
                                                              -----------    -----------    -----------   -----------
Interest Income                                               $     3,921    $     3,797    $    14,635   $    14,915
Interest Expense                                                    1,494          1,499          5,796         6,067
                                                              -----------    -----------    -----------   -----------
     Net Interest Income (Before Provision For Loan Losses)         2,427          2,298          8,839         8,848
Provision for Loan Losses                                               0          1,400            220         3,904
                                                              -----------    -----------    -----------   -----------
Net Interest Income (After Provision For Loan Losses)               2,427            898          8,619         4,944
Non-Interest Income:
     Gain/(loss) on Sale of Loans                                     (40)             2             12            37
     Services Charges                                                 278            320          1,172         1,185
     Other                                                            120             86            447           373
                                                              -----------    -----------    -----------   -----------
         Total noninterest income                                     358            408          1,631         1,595
Non-Interest Expense:
     Personnel                                                        866            936          3,687         3,512
     Premises/Equipment                                               329            341          1,226         1,197
     Other                                                          1,127          1,188          3,263         3,706
                                                              -----------    -----------    -----------   -----------
         Total non-interest expense                                 2,322          2,465          8,176         8,415
                                                              -----------    -----------    -----------   -----------
Income/(loss) Before Taxes                                            463         (1,159)         2,074        (1,876)
Income Tax Expense (Benefit)                                          186           (464)           858          (751)
                                                              -----------    -----------    -----------   -----------
Net Income (loss)                                             $       277    $      (695)   $     1,216   $    (1,125)
                                                              ===========    ===========    ===========   ===========

Basic Earnings Per Share                                      $      0.19    $     (0.48)   $      0.83   $     (0.77)
Diluted Earnings Per Share                                    $      0.19    $     (0.48)   $      0.82   $     (0.77)
Basic Weighted Average Shares Outstanding                       1,476,128      1,461,642      1,467,507     1,453,094
Diluted Weighted Average Shares Outstanding                     1,492,747      1,461,642      1,475,885     1,453,094


                                                               3 MONTHS      3 MONTHS       12 MONTHS      12 MONTHS
ADDITIONAL FINANCIAL HIGHLIGHTS                                 ENDED          ENDED          ENDED           ENDED
(Unaudited)                                                   12/31/1999     12/31/1998     12/31/1999     12/31/1998
                                                              -----------    -----------    -----------   -----------
Return on Average Assets                                            0.53%          -1.35%          0.59%        -0.56%
Return on Average Equity                                            5.90%         -14.52%          6.49%        -5.74%
Efficiency Ratio *                                                  83.4%           91.1%          78.1%         80.6%
Operating Expense / Average Assets                                  4.40%           4.78%          3.98%         4.18%
Net Interest Margin **                                              5.14%           4.91%          4.71%         4.86%
Interest Bearing Assets / Interest Bearing Liabilities               121%            121%           121%          119%
Average Equity / Average Assets                                     8.98%           9.29%          9.13%         9.72%

* Non-Interest Expense / (Net Interest Income + Non-Interest Income) ** (Interest Income - Interest Expense) / Average Earning Assets

                                     (more)

SIXR -Third Quarter Earnings
February 4, 2000
Page Four

CHANGE IN THE ALLOWANCE                                       12 MONTHS            12 MONTHS
FOR LOAN LOSSES                                                 ENDED                ENDED
                                                              12/31/1999           12/31/1998
                                                              ----------           ----------
Balance at Beginning of Period                                 $  2,802             $  1,159
Charge-Offs                                                        (855)              (2,350)
Recoveries                                                          179                   89
Provision for Loan Losses                                           220                3,904
                                                               --------             --------
Balance at End of Period                                       $  2,347             $  2,802
                                                               ========             ========
Loan Loss Allowance / Total Loans                                  2.09%                3.12%
Loan Loss Allowance / Non-performing Assets                        77.7%                80.2%

                                                              12 MONTHS            12 MONTHS
NON-PERFORMING ASSETS                                           ENDED                ENDED
                                                              12/31/1999           12/31/1998
                                                              ----------           ----------
Accruing Loans - 90 Days Past Due                              $     --             $      4
Non-Accrual Loans                                                 1,799                2,896
Restructured Loans on Accrual                                       601                  242
                                                               --------             --------
Total Non-Performing Loans                                        2,400                3,142
OREO (Net)                                                          619                  354
                                                               --------             --------
Total Non-Performing Assets                                    $  3,019             $  3,496
                                                               ========             ========
Total Assets                                                   $208,260             $203,236
Total Non-Performing Assets / Total Assets                         1.45%                1.72%


NOTE: Transmitted on PR Newswire at 9:01 a.m. EST, February 4, 2000.